Exhibit 23.2

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


THCG, Inc.
New York, New York


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated May 20, 1998 and January 26, 1999, appearing in the Current Report on Form 8-K/A of THCG, Inc. relating to the March 31, 1998 and December 31, 1998 financial statements of Hambro America Securities, Inc., respectively.


                                            /s/ Cohen & Schaeffer, P.C.
                                            ---------------------------
                                            Cohen & Schaeffer, P.C.


New York, New York
March 21, 2000